Exhibit 10.11

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

AMENDMENT TO THE

GAS GATHERING AGREEMENT

FOR

EXPLORATION AND PRODUCTION COMPANY

THIS AMENDMENT is entered into this 22 day of March, 2010, and made effective the first day of June, 2010 between Questar Exploration and Production Company (Shipper) and Questar Gas Management, 1050 17th St. Suite 500, Denver, CO 80265 (QGM). Shipper and QGM are collectively referred to as the Parties.

The Parties represent as follows:

A.	Shipper and Gatherer entered into a Gas Gathering Agreement dated September 7, 2001.

B.	The Parties have determined that it is in their mutual interest to amend the Gas Gathering Agreement, dated September 7, 2001.

The Parties agree as follows:

1.	Effective June 1, 2010, Section 4.1 of the contract shall be deleted in its entirety and replaced with the following:

Shipper shall pay a base gathering rate of $** per MMBtu received by QGM, for gathering services downstream of a point located in ** (commonly referred to as **) to the Delivery Point(s) as identified in Exhibit B, as revised. Beginning June 1, 2011, this rate shall be adjusted annually in proportion to the percentage change in the Consumer Price Index – All Urban Customers, U.S. All Items, (most current) as published by the Department of Labor for the preceding calendar year. In no event shall the adjusted rate be less than the base rate.

2.	Effective June 1, 2010, Section 4.3 of the Contract shall be deleted in its entirety and replaced with the following:

Commencing January 1, 2020, renegotiation of the rates may be initiated by either party given 90 days written notice. In the event that the parties cannot reach agreement concerning gathering rates, then the rates and rate structure in effect shall prevail.

3.	Except as amended by this Amendment, or as may have previously been amended, the Agreement of September 7, 2001, remains in full force and effect.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

THIS AMENDMENT is entered into by the authorized representatives of the Parties whose signatures are set forth below.

Shipper
QUESTAR EXPLORATION AND PRODUCTION COMPANY

By:	/s/ J.B. Neese
J.B. Neese
Executive Vice President

QGM:
QUESTAR GAS MANAGEMENT COMPANY

By:	/s/ P.H. Richards
P.H. Richards
Vice President